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                                                                    EXHIBIT 23.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                                              PricewaterhouseCoopers LLP
                                              1177 Avenue of the Americas
                                              New York, New York 10036
                                              Telephone:  (212) 596-8000
                                              Facsimile:  (212) 596-8910



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Prospectus Supplement of GreenPoint Credit Corp. relating to Manufactured Housing Contact Trust Pass-Through Certificates, Series 1999-3, of our report dated February 2, 1999, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the Reference to our Firm under the caption "Experts".


                              /s/  PricewaterhouseCoopers LLP

                              PricewaterhouseCoopers LLP

May 21, 1999